                                    BY-LAWS

                                       OF

                               JPS CAPITAL CORP.

                            (a Delaware corporation)


                                   ARTICLE I

                                  Stockholders
                                  ------------

          SECTION 1.  Fixing Date for Determination of Stockholders of Record.
                      -------------------------------------------------------
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the
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corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 2.  Annual Meetings.  The annual meeting of stockholders for
                      ---------------
the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

          SECTION 3.  Special Meetings.  Special meetings of stockholders for
                      ----------------
the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

          SECTION 4.  Notice of Meetings.  Written notice of all meetings of the
                      ------------------
stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

          SECTION 5.  Stockholder Lists.  The officer who has charge of the
                      -----------------
stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such

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list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 6.  Quorum.  Except as otherwise provided by law or the
                      ------
Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

          SECTION 7.  Organization.  Meetings of stockholders shall be presided
                      ------------
over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

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          SECTION 8.  Voting; Proxies; Required Vote.  (a)  At each meeting of
                      ------------------------------
stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

          (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

          SECTION 9.  Inspectors.  The Board of Directors, in advance of any
                      ----------
meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any

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person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.


                                   ARTICLE II

                               Board of Directors
                               ------------------

          SECTION 1.  General Powers.  The business, property and affairs of the
                      --------------
Corporation shall be managed by, or under the direction of, the Board of Directors.

          SECTION 2.  Qualification; Number; Term; Remuneration.  (a)  Each
                      -----------------------------------------
director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be six, or such other number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

          (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created director-

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ships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

          (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 3.  Quorum and Manner of Voting.  Except as otherwise provided
                      ---------------------------
by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 4.  Places of Meetings.  Meetings of the Board of Directors
                      ------------------
may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

          SECTION 5.  Annual Meeting.  Following the annual meeting of
                      --------------
stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

          SECTION 6.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

          SECTION 7.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors shall be held whenever called by the Chairman of the Board, President, Vice-Chairman or by a majority of the directors then in office.

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          SECTION 8.  Notice of Special Meetings.  A notice of the place, date
                      --------------------------
and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

          SECTION 9.  Organization.  At all meetings of the Board of Directors,
                      ------------
the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

          SECTION 10.  Resignation.  Any director may resign at any time upon
                       -----------
written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

          SECTION 11.  Vacancies.  Unless otherwise provided in these By-laws,
                       ---------
vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

          SECTION 12.  Action by Written Consent.  Any action required or
                       -------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

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                                  ARTICLE III

                                   Committees
                                   ----------

          SECTION 1.  Appointment.  From time to time the Board of Directors by
                      -----------
a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

          SECTION 2.  Procedures, Quorum and Manner of Acting.  Each committee
                      ---------------------------------------
shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

          SECTION 3.  Action by Written Consent.  Any action required or
                      -------------------------
permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

          SECTION 4.  Term; Termination.  In the event any person shall cease to
                      -----------------
be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.


                                   ARTICLE IV

                                    Officers
                                    --------

          SECTION 1.  Election and Qualifications.  The Board of Directors shall
                      ---------------------------
elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant

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Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person except the offices of President and Secretary.

          SECTION 2.  Term of Office and Remuneration.  The term of office of
                      -------------------------------
all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

          SECTION 3.  Resignation; Removal.  Any officer may resign at any time
                      --------------------
upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

          SECTION 4.  Chairman of the Board.  The Chairman of the Board of
                      ---------------------
Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

          SECTION 5.  President.  The President shall have general management
                      ---------
and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this
Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

          SECTION 6.  Vice-President.  A Vice-President may execute and deliver
                      --------------
in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

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          SECTION 7.  Treasurer.  The Treasurer shall in general have all duties
                      ---------
incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

          SECTION 8.  Secretary.  The Secretary shall in general have all the
                      ---------
duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

          SECTION 9.  Assistant Officers.  Any assistant officer shall have such
                      ------------------
powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.


                                   ARTICLE V

                               Books and Records
                               -----------------

          SECTION 1.  Location.  The books and records of the Corporation may be
                      --------
kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

          SECTION 2.  Addresses of Stockholders.  Notices of meetings and all
                      -------------------------
other corporate notices may be delivered personally or mailed to each stockholder at the stock holder's address as it appears on the records of the Corporation.

                                   ARTICLE VI

                        Certificates Representing Stock
                        -------------------------------

          SECTION 1.  Certificates; Signatures.  The shares of the Corporation
                      ------------------------
shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

          SECTION 2.  Transfers of Stock.  Upon compliance with provisions
                      ------------------
restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

          SECTION 3.  Fractional Shares.  The Corporation may, but shall not be
                      -----------------
required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

          SECTION 4.  Lost, Stolen or Destroyed Certificates.  The Corporation
                      --------------------------------------
may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.


                                  ARTICLE VII

                                   Dividends
                                   ---------

          Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                                  Ratification
                                  ------------

          Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.


                                   ARTICLE IX

                   Indemnification of Directors and Officers
                   -----------------------------------------

          SECTION 1.  Nature of Indemnity.  To the fullest extent permitted by
                      -------------------
applicable law, including the provisions of the General Corporation Law of the State of Delaware:

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such actions or suit.

          SECTION 2.  Successful Defense.  To the extent that a Director,
                      ------------------
officer, employee or agent of the

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Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          SECTION 3.  Authorization.  Any indemnification under Section 1 of
                      -------------
this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has satisfied the requirements of Section 1 of this
Article IX. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          SECTION 4.  Advance Payment of Expenses.  Expenses (including
                      ---------------------------
attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          SECTION 5.  Survival; Preservation of Other Rights.  The foregoing
                      --------------------------------------
indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent of the Corporation who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.

Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

          The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 6.  Certain Definitions.  (a)  For purposes of this Article
                      -------------------
IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (b) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a

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

manner "not opposed to the best interests of the Corporation as referred to in this Article IX."

          SECTION 7.  Severability.  If this Article IX or any portion hereof
                      ------------
shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                   ARTICLE X

                                 Corporate Seal
                                 --------------

          The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.


                                   ARTICLE XI

                                  Fiscal Year
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE XII

                                Waiver of Notice
                                ----------------

          Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                  ARTICLE XIII

               Bank Accounts, Drafts, Contracts, Activities, Etc.
               --------------------------------------------------

          SECTION 1.  Bank Accounts and Drafts.  In addition to such bank
                      ------------------------
accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

          SECTION 2.  Contracts.  The Board of Directors may authorize any
                      ---------
person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 3.  Proxies; Powers of Attorney; Other Instruments.  The
                      ----------------------------------------------
Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

          SECTION 4.  Financial Reports.  The Board of Directors may appoint the
                      -----------------
primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

          SECTION 5.  Permitted Activities.  (a) The Corporation shall not be
                      --------------------
permitted to engage in any activities other than (i) those actions or activities necessary or desirable to maintain its corporate existence, including the payment of all franchise taxes, fees and expenses related thereto or to the activities of the Corporation which are permitted hereunder, (ii) the making of the investments specified in subsection (b) of this Section, (iii) the payments of taxes as set forth in subsection (c) of this Section below and (iv) the dissolution and winding-up of the Corporation.

          (b) The Corporation shall not make any investments other than in (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition, have one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services) and not listed in Credit Watch published by Standard & Poor's Corporation; (iv) commercial paper, other than commercial paper issued by the Company or any of its affiliates, which, at the time of acquisition, have a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services); and (v) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than $250,000,000.

          (c) In addition, the Corporation shall make the payment of federal, state and local income taxes and franchise taxes (collectively, "Taxes") in respect of the 1994 fiscal year of JPS Textile Group, Inc. ("JPS") and its affiliates incurred in connection with the sale of the assets of JPS Auto Inc., the assets comprising the synthetic industrial fabric division of JPS Converter and Industrial Corp. and JPS's interest in Cramerton Management Corp., including payments to permit JPS to pay any such Taxes in respect of which a refund is to be sought by JPS and payments to permit JPS to post any bond required to stay assessment and collection of any such Taxes, whether under Section 7485 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, or any comparable provision of state or local law or otherwise. It shall be a condition of any such payments that, in the event of the receipt of a refund of any such Taxes or the release of any such bond in respect of which any such payments was made, JPS shall repay to the Corporation an amount equal to such refund of such Taxes or the amount of such bond released, together with any interest actually received thereon (reduced by the amount of any Taxes payable by reason of the receipt of such interest).

          (d) Upon a Final Determination (as defined below) of the liability of JPS and its affiliates for Taxes in respect of its 1994 fiscal year, the Corporation shall apply its assets to satisfy the Taxes (if any) which are due and payable pursuant to such Final Determination, and thereafter the Corporation shall liquidate and dissolve (whether by merger or otherwise) and distribute its remaining assets (if any) to JPS. For purposes of this Section 5, "Final Determination" shall mean the final resolution of liability for any Tax for such taxable period, (i) by Internal Revenue Service Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the Internal Revenue Service, or by a comparable form under the laws of other jurisdictions; provided, however, that a Form 870 or 870-AD or comparable form
               --------  -------
that reserves (whether by its
terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the taxing authority to assert a further deficiency, or both, shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the jurisdiction imposing such Tax; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.


                                  ARTICLE XIV

                                   Amendments
                                   ----------

          The Board of Directors shall have power to adopt, amend or repeal By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.